Exhibit 4.3

     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of the       day of September, 2003 (the “Second Supplemental Indenture”) is made by and between Harsco Corporation, a Delaware corporation (the “Company”) and JPMorgan Chase Bank, a New York banking corporation (the “Trustee”).

WITNESSETH:

     WHEREAS, the Company and The Chase Manhattan Bank (National Association), as trustee, entered into that certain Indenture (the “Indenture”), dated as of May 1, 1985, as amended and supplemented by the First Supplemental Indenture (as defined below) and this Second Supplemental Indenture, to provide for the issuance by the Company from time to time of Securities, in one or more series as provided therein;

     WHEREAS, the Company, and The Chase Manhattan Bank (National Association), as Resigning Trustee, and Chemical Bank, as Successor Trustee, entered into that certain First Supplemental Indenture, dated as of April 12, 1995 (the “First Supplemental Indenture”) to the Indenture, pursuant to which, among other things, the Resigning Trustee resigned as trustee, paying agent and security registrar under the Indenture, and the Company appointed Chemical Bank as successor trustee, paying agent and security registrar under the Indenture;

     WHEREAS, there was previously authenticated and delivered under Section 303 of the Indenture, $150,000,000 (One Hundred Fifty Million Dollars) in principal amount of 6% Notes due September 15, 2003 of the Company (the “1993 Notes”);

     WHEREAS, on the date hereof and contemporaneously herewith, payment in the necessary amount has been deposited with the Trustee in trust for the Holders of the 1993 Notes in respect of the Stated Maturity of such Securities;

     WHEREAS, on the date hereof, and in consideration of the immediately preceding clause, the 1993 Notes are no longer Outstanding Securities under the Indenture;

     WHEREAS, on the date hereof, the Trustee is authenticating and delivering under Section 303 of the Indenture, $150,000,000 (One Hundred Fifty Million Dollars) in principal amount of 5.125% Senior Notes due September 15, 2013 (the “2003 Notes”) of the Company to be issued pursuant to an underwriting agreement dated as of September 8, 2003 among the Company and the underwriters named therein;

     WHEREAS, this Second Supplemental Indenture, among other things, sets forth the terms of the 2003 Notes pursuant to Section 301 of the Indenture;

     WHEREAS, Section 901(5) of the Indenture provides that, without the consent of any Holders, the Company, when authorized by Board Resolution, and the Trustee, may enter into an indenture supplement to change or eliminate any provisions of the Indenture, provided that any such changes or eliminations are effective when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

     WHEREAS, pursuant to Section 901(5) of the Indenture, the provisions set forth in this Second Supplemental Indenture shall modify and amend certain provisions of the Indenture and form a part of the Indenture;

     WHEREAS, the Company represents that all acts and things necessary to constitute this Second Supplemental Indenture a valid, binding and enforceable instrument have been done and performed, and the execution of this Second Supplemental Indenture has in all respects been duly authorized, and the Company, in the exercise of its legal rights and powers, is executing this Second Supplemental Indenture; and

     WHEREAS, the Company has heretofore delivered or is delivering contemporaneously herewith an Officers’ Certificate and an Opinion of Counsel each stating that the execution and delivery of this Second Supplemental Indenture comply with the provisions of Article Nine of the Indenture, and that all conditions precedent provided for in the Indenture to the execution and delivery of this Second Supplemental Indenture have been complied with;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties have executed and delivered this Second Supplemental Indenture intending to be bound, and the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders, from time to time, of the Securities, as follows:

     Section 1. Definitions.

          (a) For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms used herein shall have the meanings assigned to them in the Indenture.

          (b) For all purposes of the Indenture, as supplemented by this Second Supplemental Indenture, the following terms shall have the following meanings with respect to the terms of the 2003 Notes:

          “Make-Whole Amount” means the excess of (i) the aggregate present value, on the Redemption Date, of the principal being redeemed and the amount of interest (exclusive of interest accrued to the Redemption Date) that would have been payable on that principal amount if such redemption had not been made, over (ii) the aggregate principal amount of notes being redeemed. For purposes of the foregoing, present value shall be determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate, as determined on the third business day preceding the date notice of redemption shall be given, from the respective dates on which such principal and interest would have been payable if such redemption had not been made.

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          “Redemption Price” means the sum of (i) the principal amount of any notes being redeemed plus accrued, but unpaid, interest to the Redemption Date, and (ii) the Make-Whole Amount, if any.

          “Reinvestment Rate: means 0.15% plus the arithmetic mean of the yields under the heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed. For purposes of the foregoing, where no maturity exactly corresponds to such maturity, yields for the two established maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding each such relevant periods to the nearest month. For purposes of determining the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          “Statistical Release” means the statistical release designated “H.15(519) or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities; provided, however, that if such statistical release is not published at the time of any determination under the Indenture, the Company shall designate another index deemed, in its sole discretion, to be reasonably comparable.

     Section 2. Terms Applicable to the 2003 Notes. In accordance with Section 301 of the Indenture, the 2003 Notes shall have the following terms applicable to such series of Securities:

          (a) The title of the 2003 Notes shall be the “5.125% Senior Notes due September 15, 2013”;

          (b) The aggregate principal amount of the 2003 Notes to be authenticated and delivered under the Indenture as of the date hereof shall initially be $150,000,000. The Company may, without notice or consent of the Holders of the 2003 Notes, issue additional notes having the same ranking, interest rate, maturity and other terms as the 2003 Notes. Any such additional notes could be considered part of the same series of notes issued under the Indenture as the 2003 Notes;

          (c) The principal of the 2003 Notes shall be due and payable on September15, 2013 (the “Maturity Date”);

          (d) The 2003 Notes shall bear interest at a fixed annual rate of 5.125%, to be paid semi-annually, in arrears, on March 15 and September 15 of each year, beginning on March 15, 2004, until the principal thereof is paid or made available for payment (each such date, an “Interest Payment Date”). The March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding an Interest Payment Date shall be the “Regular Record Date” for the

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interest payable on such Interest Payment Date. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months;

          (e) Principal of and interest on the 2003 Notes will be payable through the Corporate Trust Office of the Trustee in New York City, or at such other Place or Places of Payment through the Paying Agent or Paying Agents as the Company may designate from time to time; provided, however, that, at the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto at such address as shall appear in the Security Register;

          (f) Sections 401(B) and 403 of the Indenture shall be applicable to the 2003 Notes;

          (g) The 2003 Notes may be redeemed by the Company, at its option, in whole or from time to time in part, prior to the Maturity Date, at a price equal to the Redemption Price. In addition, in respect of any redemption by the Company of the 2003 Notes, the second sentence of Section 1102 of the Indenture shall be deemed to be amended to read, in its entirety, as follows:

          “In case of any redemption at the election of the Company of the 2003 Notes, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of the 2003 Notes to be redeemed.”

Except as set forth in the preceding sentence, Section 1102 of the Indenture shall apply as set forth therein with respect to the 2003 Notes;

          (h) There shall not be any sinking fund in respect of the 2003 Notes;

          (i) The terms of the 2003 Notes shall include such other terms as are set forth in the form of note attached as Exhibit A hereto and shall be subject to such provisions of the Indenture applicable generally to all series of Securities unless such provisions are expressly superseded hereunder.

     Section 3. Modifications to the Provisions of Section 501(5). Subsection (5) of Section 501 of the Indenture is hereby amended to read, in its entirety, as follows:

          “(5) default or defaults under any bonds, debentures, notes or other evidences of indebtedness (including default or defaults with respect to Securities of any series other than that series) or under any mortgages, indentures, note agreements or other instruments under which there may be issued, or by which there may be secured or evidenced, indebtedness of the Company (including this Indenture), whether such indebtedness now exists or shall hereafter be created, which default or defaults shall have resulted in such indebtedness, aggregating more than $20,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and any such acceleration shall not be rescinded or annulled within ten Business Days after written notice to the Company from the Trustee or to the

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Company and to the Trustee from the Holders of not less than 25 percent in aggregate principal amount of the Outstanding Securities of that series; or”

     Section 4. Modifications to the Provisions of Section 902. The first paragraph of Section 902 of the Indenture is hereby amended to read, in its entirety, as follows:

          “With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without consent of the Holder of each Outstanding Security affected thereby;”

     Section 5. Modifications to the Provisions of Section 1005. The last paragraph of Section 1005 of the Indenture is hereby amended to read, in its entirety, as follows:

          “Notwithstanding the foregoing provisions of this Section 1005, the Company and any one or more Restricted Subsidiaries may issue, assume or guarantee Secured Debt which would otherwise be subject to the foregoing restrictions in an aggregate amount which, together with all other Secured Debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Secured Debt permitted to be secured under subparagraphs (a) through (i), inclusive, above) and the aggregate value of the Sale and Leaseback Transactions in existence at such time (not including Sale and Leaseback Transactions the proceeds of which have been or will be applied in accordance with Section 1006), does not at the time exceed 10% of Consolidated Net Tangible Assets.”

     Section 6. Effectiveness of this Second Supplemental Indenture. This Second Supplemental Indenture shall become effective on the date first above written coincident with the time that the 1993 Notes shall no longer be deemed to be Outstanding Securities under the Indenture.

     Section 7. Miscellaneous.

          (a) Except as hereby expressly amended, the Indenture, as supplemented by the First Supplemental Indenture, is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

          (b) All the covenants, stipulations, promises and agreements in this Second Supplemental Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

          (c) This Second Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by and construed in accordance with the laws of said State.

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           (d) If any provision of the Indenture as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of or govern the Indenture, such latter provision shall control. If any provision of the Indenture, modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

          (e) This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute on and the same instrument.

          (f) In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of the Indenture shall not in any way be affected or impaired thereby.

          (g) The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are solely made by the Company.

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     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

HARSCO CORPORATION

By:

Title:

JPMORGAN CHASE BANK, AS TRUSTEE

By:

Title:

EXHIBIT A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEROF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

HARSCO CORPORATION

5.125% Senior Notes due September 15, 2013

Principal Amount $150,000,000

CUSIP No. 415864 AH 0
ISIN No. US415864AH06

     Harsco Corporation, a corporation duly organized and existing under the laws of Delaware (hereinafter called the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED AND FIFTY MILLION DOLLARS on September 15, 2013 and to pay interest thereon from September 12, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 (each an “Interest Payment Date”) in each year, commencing March 15, 2004 at the rate of 5.125% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of this Note not less than 10 days prior to such Special Record Date.

     Payment of the principal of (and premium, if any) and interest on this Note will be made through the paying agent or paying agents maintained for that purpose in The City of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Initially, the Trustee will be designated as Paying Agent for the Note, and the Corporate Trust Office of the Trustee in New York City will be designated as a Place of Payment with respect to the Note. The Company may change, eliminate or add any designated Paying Agent, except that the Company must maintain a Paying Agent in each Place of Payment for the Note.

     All payments to a Paying Agent for the payment of principal of (and premium, if any) and interest on, this Note which remain unclaimed at the end of two years after such principal (and premium, if any) or interest has become due and payable will be repaid to the Company and the Holder will thereafter look only to the Company for payment.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and to the further provisions applicable hereto set forth in the Indenture, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: September      , 2003

HARSCO CORPORATION

[Corporate Seal]	By:

	Name:	Salvatore D. Fazzolari
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

Attest:

Name: Mark E. Kimmel Title: Assistant General Counsel and Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK,
as Trustee

By

Authorized Officer

[REVERSE OF NOTE]

HARSCO CORPORATION

5.125% Senior Notes due September 15, 2013

     This Security is one of a duly authorized issue of notes of the Company designated as its 5.125% Senior Notes due September 15, 2013 (Securities of such series hereinafter called the “Notes”) issued under an Indenture, dated as of May 1, 1985 (referred to herein, as amended and supplemented as, the “Indenture”), between the Company and The Chase Manhattan Bank (National Association), as trustee, as amended and supplemented by the First Supplemental Indenture, dated as of April 12, 1995, by and among the Company, and The Chase Manhattan Bank (National Association), as resigning trustee, and JPMorgan Chase Bank (hereinafter referred to in this Note as, the “Trustee”) as successor by merger with Chemical Bank, as successor trustee, and by the Second Supplemental Indenture, dated as of September [     ], 2003, by and between the Company and the Trustee to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The terms of the Notes include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, and those set forth in this Note. This Note is a global book-entry note representing $150,000,000 principal amount of the series designated on the face hereof, and will be deposited with a custodian for, and only registered in the name of CEDE & CO. (DTC’s nominee) or such other name as may be requested by DTC. Beneficial interests in this Note will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Such interests may not be exchanged for definitive securities, except in limited circumstances. Beneficial owners of Notes will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner transacted the purchase of Notes.

     The deposit of Notes with DTC and their registration in the name of CEDE & CO. (or another DTC nominee) do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

     Conveyances of notices and other communications by DTC to direct participants, by direct participants or indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither DTC nor CEDE & CO. (nor such other DTC nominee) will consent or vote with respect to the Notes. Under its usual procedures, DTC would mail an omnibus proxy to the Company as soon as possible after the record date. The omnibus proxy assigns CEDE & CO.’s consenting or voting rights to those direct participants to whose accounts the Notes are credited on the record date (identified in a listing attached to the omnibus proxy).

     Principal of (and premium, if any) and interest on, the Notes will be paid to CEDE & CO., or such other nominee as may be requested by DTC. DTC’s practice is to credit direct participants’ accounts, upon DTC’s receipt of funds and corresponding detail information from the Company or the Company’s Paying Agents on each payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Company or any Paying Agents, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving the Company reasonable notice. Under such circumstances, in the event that a successor securities depository is not obtained, definitive note certificates will be printed and delivered to noteholders. The Company also may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event definitive certificates also will be printed and delivered to noteholders.

     The Notes are unsecured senior obligations of the Company ranking equally with all of the Company’s other existing and future senior unsecured indebtedness and senior in right of payment to all of the Company’s existing and future subordinated indebtedness. No sinking fund is provided for the Notes. The Company may redeem the Notes at any time at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to the Notes (the “Redemption Price”). Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Notes held by such Holder to be redeemed. The Company may, without notice or consent of the Holders of the Notes, issue additional notes having the same ranking, interest rate, maturity and other terms as the Notes. Any such additional notes could be considered part of the same series of notes issued under the Indenture as the Notes.

     In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer thereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     The Notes are subject to provisions set forth in the Indenture pursuant to which the Company can, in specified circumstances, be discharged from certain of its obligations under the Indenture with respect to the Notes. Any such discharge generally requires the Company to (i) deposit irrevocably with the Trustee, in trust, cash funds or Government Obligations, the principal of and interest on which when due will, together with any cash funds set aside at the same time and without necessity for further investment or reinvestment of the principal amount of or interest from such Government Obligations or of such cash funds, provide funds sufficient to pay at maturity or upon redemption the principal of (and premium, if any) and interest on, the Outstanding Notes, (ii) obtain an Opinion of Counsel stating that all conditions precedent to discharge of the Indenture with respect to the Notes have been complied with, and (iii) pay all other sums payable under the Indenture with respect to the Notes. Notwithstanding any satisfaction and discharge of the Indenture, so long as any Notes remain Outstanding, the Indenture shall continue in effect following such discharge with respect to, among other things, rights of registration of transfer, exchange or replacement of Notes and rights to receive payment of the principal thereof (and premium, if any) and interest thereon.

     The Notes also are subject to provisions set forth in the Indenture pursuant to which the Company can cease its obligations to comply with any covenants under the Indenture. Such covenant defeasance requires, among other things, the Company to deposit with the Trustee, in trust, (i) U.S. dollars, (ii) U.S. Government Securities which through the payment of interest thereon and principal thereof in accordance with their terms will provide, not later than one day before the due date of any payment under the Notes, U.S. dollars in an amount, or (iii) a combination of (i) and (ii), in each case, sufficient to pay all installments of principal of (and premium, if any) and interest on, the Notes on the dates such payments are due in accordance with the terms of the Notes, and the Company must have also paid or caused to be paid all other sums payable with respect to the Notes at the time Outstanding. Notwithstanding any such covenant defeasance, the Company’s obligations in the Indenture including, without limitation, the primary obligation to pay the principal of (premium, if any) and interest on, the Notes shall survive until the payment of all such principal (premium, if any) and interest has been made.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the corporate trust office of the Trustee and in any other office or agency of the Company in any place where the principal of (and premium, if any) and interest on, this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and of like aggregate principal amount, interest rate and

Stated Maturity, will be issued to the designated transferee or transferees. The Company has appointed the Trustee as Security Registrar for the Notes.

     The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, the Notes are exchangeable for Notes of a different authorized denomination but of like aggregate principal amount, interest rate and Stated Maturity, as requested by the Holder surrendering the same. No service charge shall be made to any Holder for any such registration of transfer or exchange of this Note, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     No recourse shall be had for the payment of the principal of (and premium, if any) and interest on this Note, or for any claim based herein, or otherwise in respect hereof, or based on or in respect of the Indenture or any supplemental indenture against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, or any successor corporation, whether by virtue of any constitution, statute or rule of law, all such liability being by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of making payment and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     This Note and the Indenture are governed by, and construed in accordance with, the laws of the State of New York.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of the within Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -		Custodian

TEN ENT	-	as tenants by the entireties		(Cust)		(Minor)
JT TEN	-	as joint tenants with rights of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNED)

the within Security of HARSCO CORPORATION and hereby does irrevocably constitutes and appoint

Attorney

to transfer the said Security on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:

Signature Guaranteed by: